UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 31, 2006

McCormick & Schmick’s Seafood Restaurants, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50845	20-1193199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

720 SW Washington Street

Suite 550

Portland, Oregon 97205

(Address of principal executive offices)

(503) 226-3440

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2006, McCormick & Schmick Acquisition Corp., a wholly owned subsidiary of McCormick & Schmick’s Seafood Restaurants, Inc., amended its Revolving Credit Agreement, dated as of July 23, 2004 (as amended), among McCormick & Schmick Acquisition Corp. and certain of its subsidiaries, as borrowers, and Bank of America, N.A. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International” New York Branch, as lenders, to increase by $20 million permissible growth capital expenditures and permitted acquisitions under the agreement. A copy of the Second Amendment to Revolving Credit Agreement is filed as exhibit 10.1 to this current report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit 10.1.	Second Amendment to Credit Agreement dated October 31, 2006 among McCormick & Schmick Acquisition Corp. and certain of its subsidiaries, as borrowers, and Bank of America, N.A. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International” New York Branch, as lenders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McCormick & Schmick’s Seafood Restaurants, Inc.

Date: November 3, 2006	By:	/s/ Emanuel N. Hilario
	Name:	Emanuel N. Hilario
	Title:	Chief Financial Officer and Vice President of Finance (principal financial and accounting officer)

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Credit Agreement dated October 31, 2006 among McCormick & Schmick Acquisition Corp. and certain of its subsidiaries, as borrowers, and Bank of America, N.A. and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International” New York Branch, as lenders